EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    9/09/05

                       WEEKLY ROR             MTD ROR                    YTD ROR
CLASS A UNITS            -2.68%                -1.30%                     -3.98%
CLASS B UNITS            -2.70%                -1.32%                     -4.61%

         * Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED SEPTEMBER 9, 2005

The Grant Park Futures Fund reported losses for the previous week. Positions in energies and interest rates sustained the largest setbacks, followed by metals positions. Gains came mainly from positions in the stock indices.

Long positions in the energy market sustained losses as prices for crude oil and natural gas fell for the week. Energy prices traded considerably lower in the middle of the week when the U.S. oil industry showed that it might recover more quickly from Hurricane Katrina than was previously thought. Three of the eight U.S. refineries that were incapacitated by the hurricane were up and running by Wednesday. In addition, offshore output in the Gulf region, which had been reduced to a trickle, had returned to almost 43% of the area's capacity. Prices were also lower on the announcement that the International Energy Agency would open reserves and release 2 million barrels of crude per day for thirty days. This is the first time since 1991 that the agency has released any of its 1.5 billion barrel stockpile. October crude oil was $3.49 lower by the end of the week, settling at $64.08 per gallon. Natural gas fell 42.8 cents to settle at $11.263 per Btu. Heating oil was 19.46 cents lower, closing at $1.8965 per gallon, while unleaded gasoline settled at $1.9597 per gallon, down 22.4 cents for the week.

Investors' concerns over inflation dealt a blow to long positions in the interest rate sector. Prices for Ten-year notes and Thirty-year bonds were lower for the week following two reports indicating a possible spike in prices. The Institute for Supply Management announced on Tuesday that its non-manufacturing business activity index was 65 versus expectations of 59.5, indicating a pick-up in the non-manufacturing sector. Later in the week the U.S. Labor Department announced that U.S. business productivity grew at a less-than-expected 1.8% in the second-quarter but that unit labor costs (an important indicator of inflationary pressure) grew at a 2.5% clip. Economists had forecasted only 1.4% growth in unit labor costs. The Ten-year note contract on the Chicago Board of Trade fell 17.5/32s for the week, while the Thirty-year bond lost 1 point and 6/32s. Longs in the Five-year note and the Eurodollar contracts also posted losses. Foreign positions posted additional losses, most notably from longs in the Australian Three and Ten-year bond contracts. Analysts attributed the sell-off to the aforementioned inflationary data in the U.S. as well as the softness in U.S. Treasury prices.

Long positions in the metals sector sustained losses for the week. Setbacks came mainly from longs in the base metals as prices for copper, aluminum and nickel fell for the week. Analysts said that the drop in prices was


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
mostly due to profit taking after raw material prices spiked higher in the immediate aftermath of Hurricane Katrina. Losses also came from longs in the zinc contract.

Lastly, long positions in the stock index sector were profitable for the week. Much of the rally in stocks this week had to do with the sell-off in energy prices. Investors also seemed to believe that the possible negative economic impact of Hurricane Katrina may cause the Federal Reserve Board to refrain from raising short-term rates when it meets later this month. The NASDAQ gained 32.5 points for the week. The tech sector was additionally buoyed by the news that Texas Instruments raised its third-quarter revenue targets. Longs in the foreign markets also gained ground, as the German DAX, Paris CAC, Tokyo Nikkei and Spanish IBEX all finished the week in higher territory.



















              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com